POWER OF ATTORNEY
Know all by these presents, that Charles Thomas Shurstad hereby constitutes and appoints each of Lawrence C.
Yarberry, Michael Killea, Stephanie Talbert, Lisa O. Taylor and James Lurie, signing singly, as the undersigned's true and lawful attorney-in-fact to:
1. prepare, execute in the undersigned's name and on the undersigned's behalf and submit to the
United States Securities and Exchange Commission (the "SEC") a Form ID "Uniform Application
for Access Codes to File on Edgar", including amendments thereto and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934, as
amended, and the rules and regulations promulgated thereunder
2. execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Pacer International, Inc., a Tennessee corporation (the "Company"),Form 3 "Initial
Statement of Beneficial Ownership of Securities," a Form 4 "Statement of Changes of Beneficial
Ownership of Securities," and a Form 5 "Annual Statement of Beneficial Ownership of Securities,"
in each case in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;
3. do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute such forms and timely file such forms with the United States
Securities and Exchange Commission and any stock exchange or similar authority; and
4. take any other action of any type whatsoever in connection with the foregoing execution and filing of such forms which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.
The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the
Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities
Exchange Act of 1934.
This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file any such forms with respect to the undersigned's holdings of and transactions in securities issued by the
Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-
fact.
IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the 21st day of
November, 2006.
/s/ Charles Thomas Shurstad
Charles Thomas Shurstad